UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 22, 2004

PDS GAMING CORPORATION
(Exact name of Registrant as specified in its charter)

Commission File No. 0-23928

Minnesota	41-1605970
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6171 McLeod Drive, Las Vegas, Nevada 89120
(Address of principal executive offices)

(702) 736-0700
(Registrant’s telephone number, including area code)

Item 5. Other Events.

This report is being filed solely for the purpose of reporting the announcement that PDS Gaming Corporation (the “Company”) has entered into a definitive Agreement and Plan of Merger relating to the proposal of the management group, consisting of Johan P. Finley, Lona M.B. Finley and Peter D. Cleary, to acquire all of the outstanding stock of the Company not already owned by them.  For additional information concerning the foregoing, reference is made to the Company’s press release issued on April 22, 2004, a copy of which is attached as an exhibit to this report and incorporated by reference.

Item 7.  Financial Statements and Exhibits.

The following exhibits are included with this current report on Form 8-K as required by Item 601 of Regulation S-K.

Exhibit Number	Description
99.1

Press release dated April 22, 2004 announcing that PDS Gaming Corporation has entered into a definitive Agreement and Plan of Merger relating to the proposal of the management group, consisting of Johan P. Finley, Lona M.B. Finley and Peter D. Cleary, to acquire all of the outstanding stock of the Company not already owned by them

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS GAMING CORPORATION

Dated: April 23, 2004	By:/s/ Peter D. Cleary
Peter D. Cleary
President and Chief Operating Officer
(a duly authorized officer)